EXHIBIT 99.1
Encore Energy Partners LP Announces Second Quarter 2009 Results and
Distribution
FORT WORTH, Texas — (BUSINESS WIRE) – July 28, 2009
Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) today announced its second quarter 2009 distribution amount of $0.5125 per unit, or $2.05 per unit on an annualized basis, and unaudited second quarter 2009 results.
Distribution
On July 27, 2009, the Board of Directors of ENP’s general partner approved a distribution of $23.5 million to be paid on or about August 14, 2009 to holders of record on August 10, 2009. The distribution is based on a distribution rate of $0.5125 per unit for the quarter ended June 30, 2009, or $2.05 per unit on an annualized basis.
Summary of Second Quarter 2009 Results
The following table highlights certain reported amounts for the second quarter of 2009 (Common units and $ in millions, except quarterly distribution per unit):

Three Months Ended June 30, 2009
Adjusted EBITDAX	$32.5
Net income excluding certain items	$12.7
Net loss	$(37.6)
Distributable cash flow	$27.5
Total distributions to be paid	$23.5
Quarterly distribution per unit	$0.5125
Coverage ratio	1.17x
Weighted average diluted common units outstanding	34.3
Total units to which Q2 distributions will be paid	45.8
Oil and natural gas revenues	$27.1
Average daily production volumes (BOE/D)	6,953
Oil as a percentage of total production volumes	68%
Oil and natural gas capital costs	$2.4
Adjusted EBITDAX totaled $32.5 million for the second quarter of 2009 and distributable cash flow totaled $27.5 million. Adjusted EBITDAX and distributable cash flow are non-GAAP financial measures, which are defined and reconciled to their most directly comparable GAAP financial measures in the attached financial schedules.
ENP’s second quarter results include a non-cash net derivative fair value loss related to future periods of $50.3 million. Excluding this amount, net income for the quarter was $12.7 million ($0.37 per diluted common unit). ENP’s net loss for the second quarter of 2009 was $37.6 million ($1.08 per diluted common unit). Net income excluding certain items is a non-GAAP financial measure, which is defined and reconciled to its most directly comparable GAAP financial measure in the attached financial schedules.
Average daily production for the second quarter of 2009 was 4,704 Bbls of oil per day and 13,498 Mcf of natural gas per day, for a combined 6,953 barrels of oil equivalent per day (“BOE/D”).
Jon S. Brumley, Chief Executive Officer and President of ENP’s general partner, stated, “We signed up two fantastic long-lived acquisitions in the second quarter that are highly accretive to unitholders and financed them appropriately to maintain the strength of our balance sheet. The partnership is 70 percent oil by production with a shallow declining production base; this gives ENP a margin advantage over other MLP’s in the upstream space. When you combine our first-class assets with our unique hedging strategy that gives unitholders exposure to increasing prices while protecting them from falling prices, you get a good partnership that is able to use the commodity price cycle to its advantage.”
For the second quarter of 2009, the Partnership’s average realized wellhead oil price was $54.16 per Bbl, and the average realized wellhead natural gas price was $3.22 per Mcf. During the second quarter of 2009, the Partnership’s oil and natural gas differentials to NYMEX averaged a negative nine percent ($5.67 per Bbl) and a negative eight percent ($0.27 per Mcf), respectively. The average NYMEX oil price was $59.83 per Bbl in the second quarter of 2009, and the average NYMEX natural gas price was $3.49 per Mcf.
Lease operating expense for the second quarter of 2009 was $6.9 million ($10.98 per BOE).
General and administrative (“G&A”) expense for the second quarter of 2009 was $2.8 million ($4.44 per BOE).
Depletion, depreciation, and amortization (“DD&A”) expense for the second quarter of 2009 was $11.3 million ($17.85 per BOE).
Operations Update
The Partnership invested $2.4 million in its capital program during the second quarter of 2009, completing four gross development wells (0.6 net), all of which were successful.
Acquisitions
The Partnership closed its previously announced acquisition of natural gas producing properties in the Vinegarone Field in Val Verde County, Texas for $27.5 million in cash, as well as its previously announced acquisition of oil and natural gas producing properties in the Williston Basin from Encore Acquisition Company (“EAC”) for $25.7 million in cash.
Also during the second quarter, the Partnership announced that it has entered into an agreement with EAC to acquire oil and natural gas producing properties in the Rockies and Permian Basin for $190 million in cash, subject to customary purchase price adjustments. The acquisition will be effective as of April 1, 2009 and is expected to close in August 2009. The transaction is expected to be immediately accretive to ENP’s distributable cash flow per unit. Due to this accretion, the Partnership expects that its annualized distribution rate will increase from $2.05 per unit for the second quarter of 2009 to $2.15 per unit beginning with the distribution for the third quarter of 2009.
Liquidity Update
At June 30, 2009, ENP had $195 million outstanding under its revolving credit facility and $45 million of remaining availability. The amount outstanding under the revolving credit facility increased $10 million during the second quarter of 2009 due to the acquisition of properties for approximately $53.2 million, partially offset by a $40.7 million common unit offering.
The syndicate of lenders underwriting ENP’s revolving credit facility has agreed to increase the Partnership’s borrowing base from $240 million to $375 million in conjunction with the closing of the acquisition of properties from EAC in the third quarter of 2009. The next borrowing base redetermination for the Partnership is scheduled for October 2009.
The Partnership also recently announced that it closed a previously announced public offering of 9,430,000 common units (including 1,230,000 common units resulting from the full exercise of the underwriters over-allotment option) on July 6, 2009. The common units were issued at a price to the public of $14.30. The net proceeds of approximately $129.1 million are expected to be used to fund a portion of the purchase price of the previously announced acquisition of oil and natural gas producing properties in the Rockies and Permian Basin from EAC.
ENP had approximately $119 million of availability on its revolving credit facility at June 30, 2009 on a pro forma basis after taking into consideration the purchase of assets from EAC, the expected increase in the borrowing base, and the common unit offering, which all occurred, or are expected to occur in the third quarter.
Third Quarter 2009 Outlook
The Partnership expects the following for the third quarter of 2009:

Average daily production volumes	8,500 to 9,000 BOE/D
Oil and natural gas related capital (third quarter 2009)	$2.0 to $3.0 million
Maintenance capital requirements per year (Full year)	$8.0 to $9.5 million
Lease operating expense	$11.50 to $12.50 per BOE
G&A expense	$2.75 to $3.25 per BOE
DD&A expense	$16.75 to $17.25 per BOE
Production, ad valorem, and severance taxes	11.25% of oil and natural gas revenues
Oil differential (% of NYMEX)	-14% of NYMEX oil price
Natural gas differential — dry gas (% of NYMEX)	-20% of NYMEX natural gas price

Conference Call Details
Title: Encore Acquisition Company and Encore Energy Partners LP Conference Call
Date and Time: Wednesday, July 29, 2009 at 9:30 a.m. Central Time
Webcast: Listen to the live broadcast via http://www.encoreenp.com
Telephone: Dial 877-356-9552 ten minutes prior to the scheduled time and request the conference call by supplying the title specified above or ID 20407161.
A replay of the conference call will be archived and available via ENP’s website at the above web address or by dialing 800-642-1687 and entering conference ID 20407161. The replay will be available through August 12, 2009. International callers can dial 973-935-8270 for the live broadcast or 706-645-9291 for the replay.
About the Partnership
Encore Energy Partners LP was formed by Encore Acquisition Company to acquire, exploit, and develop oil and natural gas properties and to acquire, own, and operate related assets. ENP’s assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas, and the Arkoma Basin in Arkansas.
Cautionary Statement
This press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, including expected distributions, the benefits, timing, and mix of acquisitions, expected production volumes, expected expenses, expected taxes, expected capital expenditures, expected differentials, and expectations regarding an increase in the Partnership’s borrowing base. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the ability of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; diversion of management’s attention from existing operations while pursuing acquisitions; availability of capital; the ability of lenders to fulfill their commitments; the strength and financial resources of ENP’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions (including the effects of the worldwide economic recession); industry trends; and other factors detailed in ENP’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.
Contacts
Encore Energy Partners LP, Fort Worth, TX
Bob Reeves, 817-339-0918
rcreeves@encoreacq.com
Kim Weimer, 817-339-0886
kweimer@encoreacq.com

Encore Energy Partners LP
Condensed Consolidated Statements of Operations
(in thousands, except per unit amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (a)	2009	2008 (a)
Revenues:
Oil	$23,182	$51,603	$38,915	$92,444
Natural gas	3,955	14,654	7,873	23,743
Marketing	109	903	279	3,762

Total revenues	27,246	67,160	47,067	119,949

Expenses:
Production:
Lease operating	6,949	7,635	14,831	14,329
Production, ad valorem, and severance taxes	3,062	6,308	5,402	11,539
Depletion, depreciation, and amortization	11,294	10,316	22,285	20,520
Exploration	18	38	40	67
General and administrative	2,807	3,252	4,996	6,424
Marketing	61	1,609	191	4,002
Derivative fair value loss	37,440	76,428	26,533	92,015
Other operating	658	391	1,375	793

Total operating expenses	62,289	105,977	75,653	149,689

Operating loss	(35,043)	(38,817)	(28,586)	(29,740)

Other income (expenses):
Interest	(2,351)	(1,909)	(4,567)	(3,549)
Other	1	65	6	82

Total other expenses	(2,350)	(1,844)	(4,561)	(3,467)

Loss before income taxes	(37,393)	(40,661)	(33,147)	(33,207)
Income tax benefit (provision)	(200)	135	(201)	138

Net loss	$(37,593)	$(40,526)	$(33,348)	$(33,069)

Net loss allocation:
Limited partners’ interest in net loss	$(37,093)	$(45,441)	$(32,582)	$(45,650)
General partner’s interest in net loss	$(630)	$(735)	$(573)	$(808)

Net loss per common unit:
Basic	$(1.08)	$(1.45)	$(0.97)	$(1.53)
Diluted	$(1.08)	$(1.45)	$(0.97)	$(1.53)

Weighted average common units outstanding:
Basic	34,260	31,260	33,672	29,766
Diluted	34,260	31,260	33,672	29,766

(a)	In January 2009, ENP acquired certain oil and natural gas properties and related assets in the Arkoma Basin and royalty interest properties from EAC. In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from EAC. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at EAC’s historical cost and ENP’s historical financial information was recast to include the acquired properties for all periods presented.

Encore Energy Partners LP
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2009	2008 (a)
Net loss	$(33,348)	$(33,069)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash and other items	92,017	114,510
Changes in operating assets and liabilities	(7,351)	(8,895)

Net cash provided by operating activities	51,318	72,546

Net cash used in investing activities	(31,015)	(13,439)

Financing activities:
Net proceeds from long-term debt, net of issuance costs	45,000	103,310
Deemed distributions to affiliates in connection with the acquisition of assets	(72,149)	(124,838)
Proceeds from issuance of common units, net of offering costs	40,724	—
Distributions to unitholders	(33,582)	(29,137)
Other	(843)	(7,819)

Net cash used in financing activities	(20,850)	(58,484)

Increase (decrease) in cash and cash equivalents	(547)	623
Cash and cash equivalents, beginning of period	619	3

Cash and cash equivalents, end of period	$72	$626

Encore Energy Partners LP
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2009	2008 (a)

Total assets	$569,299	$610,792

Liabilities (excluding long-term debt)	$47,997	$36,360
Long-term debt	195,000	150,000
Partners’ equity	326,302	424,432

Total liabilities and partners’ equity	$569,299	$610,792

Working capital (b)	$25,507	$71,553

(a)	In January 2009, ENP acquired certain oil and natural gas properties and related assets in the Arkoma Basin and royalty interest properties from EAC. In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from EAC. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at EAC’s historical cost and ENP’s historical financial information was recast to include the acquired properties for all periods presented.

(b)	Working capital is defined as current assets minus current liabilities.

Encore Energy Partners LP
Selected Operating Results
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (a)	2009	2008 (a)
Total production volumes:
Oil (MBbls)	428	460	853	926
Natural gas (MMcf)	1,228	1,369	2,377	2,542
Combined (MBOE)	633	688	1,249	1,350

Average daily production volumes:
Oil (Bbls/D)	4,704	5,059	4,714	5,089
Natural gas (Mcf/D)	13,498	15,042	13,132	13,967
Combined (BOE/D)	6,953	7,566	6,903	7,417

Average realized prices:
Oil (per Bbl)	$54.16	$112.10	$45.61	$99.81
Natural gas (per Mcf)	3.22	10.71	3.31	9.34
Combined (per BOE)	42.89	96.24	37.45	86.07

Average expenses per BOE:
Lease operating	$10.98	$11.09	$11.87	$10.62
Production, ad valorem, and severance taxes	4.84	9.16	4.32	8.55
Depletion, depreciation, and amortization	17.85	14.98	17.84	15.20
Exploration	0.03	0.06	0.03	0.05
General and administrative	4.44	4.72	4.00	4.76
Derivative fair value loss	59.17	111.01	21.24	68.17
Other operating	1.04	0.57	1.10	0.59
Marketing loss (gain)	(0.07)	1.03	(0.07)	0.18

(a)	In January 2009, ENP acquired certain oil and natural gas properties and related assets in the Arkoma Basin and royalty interest properties from EAC. In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from EAC. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at EAC’s historical cost and ENP’s historical financial information was recast to include the acquired properties for all periods presented.

Encore Energy Partners LP
Derivative Summary as of July 28, 2009
(unaudited)
Oil Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
Aug. — Dec. 2009 (d)
	3,130	$110.00	—	$—	—	$—
	—	—	440	97.75	—	—
	—	—	—	—	1,000	68.70
2010
	880	80.00	440	93.80	760	75.43
	2,000	75.00	1,000	77.23	250	65.95
	760	67.00	—	—	—	—
2011
	1,880	80.00	1,440	95.41	760	78.46
	1,000	70.00	—	—	—	—
	760	65.00	—	—	250	69.65
2012
	—	—	500	82.05	210	81.62
	750	70.00	250	79.25	1,300	76.54
	1,510	65.00	—	—	—	—
Natural Gas Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
Aug. — Dec. 2009
	3,800	$8.20	3,800	$9.83	—	$—
	3,800	7.20	—	—	—	—
	1,800	6.76	—	—	—	—
2010
	3,800	8.20	3,800	9.58	—	—
	4,698	7.26	—	—	5,452	6.20
	—	—	—	—	550	5.86
2011
	3,398	6.31	—	—	7,952	6.36
	—	—	—	—	550	5.86
2012
	898	6.76	—	—	5,452	6.26
	—	—	—	—	550	5.86
Interest Rate Swaps

	Notional	Fixed
Period	Amount	Rate	Floating Rate
	(in thousands)
Aug. 2009 - Jan. 2011	$50,000	3.1610%	1-month LIBOR
Aug. 2009 - Jan. 2011	25,000	2.9650%	1-month LIBOR
Aug. 2009 - Jan. 2011	25,000	2.9613%	1-month LIBOR
Aug. 2009 - Mar. 2012	50,000	2.4200%	1-month LIBOR

(c)	Oil prices represent NYMEX WTI monthly average prices. Natural gas contracts are written at various market indices which may differ substantially from equivalent NYMEX prices.

(d)	From time to time, ENP sells floors with a strike price below the strike price of the purchased floors in order to partially finance the premiums paid on the purchased floors, thereby entering into a floor spread. In the above table, the purchased floor component of these floor spreads are shown net and included with ENP’s other floor contracts. In addition to the floor contracts shown above for 2009, ENP has a floor contract for 1,000 Bbls/D at $63.00 per Bbl and a short floor contract for 1,000 Bbls/D at $65.00 per Bbl.

Encore Energy Partners LP
Non-GAAP Financial Measures
(in thousands, except ratios and per unit amounts)
(unaudited)
     This press release includes a discussion of “Adjusted EBITDAX,” which is a non-GAAP financial measure. The following table provides reconciliations of “Adjusted EBITDAX” to net loss and net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended June 30, 2009.

Net loss	$(37,593)
Depletion, depreciation, and amortization	11,294
Non-cash unit-based compensation expense	132
Exploration	18
Interest expense and other	2,350
Income taxes	200
Non-cash derivative fair value loss	56,111

Adjusted EBITDAX	32,512
Changes in operating assets and liabilities	2,417
Other non-cash expenses	293
Cash interest expense	(2,350)
Cash exploration expense	(13)
Current income taxes	(485)
Purchased options	(9,857)

Net cash provided by operating activities	$22,517

     “Adjusted EBITDAX” is used as a supplemental financial measure by ENP’s management and by external users of ENP’s financial statements, such as investors, commercial banks, research analysts, and others, to assess: (1) the financial performance of ENP’s assets without regard to financing methods, capital structure, or historical cost basis; (2) the ability of ENP’s assets to generate cash sufficient to pay interest costs and support its indebtedness; (3) ENP’s operating performance and return on capital as compared to those of other entities in the oil and natural gas industry, without regard to financing or capital structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     “Adjusted EBITDAX” should not be considered an alternative to net loss, operating loss, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “Adjusted EBITDAX” may not be comparable to similarly titled measures of another entity because all companies may not calculate “Adjusted EBITDAX” in the same manner.
     This press release also includes a discussion of “Distributable cash flow,” which is a non-GAAP financial measure. The following table provides a reconciliation of “distributable cash flow” to net loss and net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended June 30, 2009.

Net loss	$(37,593)
Depletion, depreciation, and amortization	11,294
Non-cash unit-based compensation expense	132
Non-cash derivative fair value loss	56,111
Exploration	18
Development capital	(2,433)

Distributable cash flow	27,529
Changes in operating assets and liabilities	2,417
Other non-cash expenses	293
Non-cash interest	—
Cash exploration expense	(13)
Deferred income taxes	(285)
Purchased options	(9,857)
Development capital	2,433

Net cash provided by operating activities	$22,517

     ENP believes that “distributable cash flow” is a useful measure of ENP’s financial and operating performance and its ability to continue to make quarterly distributions.
     “Distributable cash flow” should not be considered an alternative to net loss, operating loss, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “distributable cash flow” may not be comparable to similarly titled measures of another entity because all entities may not calculate “distributable cash flow” in the same manner.
     This press release also includes a discussion of “Coverage ratio,” which is a non-GAAP liquidity measure. The following table provides the calculation of “coverage ratio.”

Distributable cash flow		$27,529
Divided by:
Equivalent outstanding units	$45,816
Times: cash distribution per unit expected to be paid	0.5125	23,481

Coverage ratio		1.17	x

     “Coverage ratio” is important to investors as an indicator of whether ENP is generating cash flow at a level that can sustain or support the quarterly distribution and support ENP’s goal of enhancing its liquidity. Actual distributions are set by the Board of Directors of the general partner of ENP.
     This press release also includes a discussion of “Net income excluding certain items,” which is a non-GAAP financial measure. The following table provides a reconciliation of “net income excluding certain items” to net loss, ENP’s most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended June 30, 2009.

	Total	Per Diluted Unit
Net loss	$(37,593)	$(1.08)
Add: non-cash unit-based compensation expense	132	—
Add: net income for pre-partnership operations of assets acquired from affiliates	(131)	—
Add: non-cash derivative fair value loss excluding premium amortization	50,257	1.45

Net income excluding certain items	$12,665	$0.37

     ENP believes that the exclusion of these items enables it to evaluate operations more effectively period-over-period and to identify operating trends that could otherwise be masked by the excluded items.
     “Net income excluding certain items” should not be considered an alternative to net loss, operating loss, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “net income excluding certain items” may not be comparable to similarly titled measures of another entity because all entities may not calculate “net income excluding certain items” in the same manner.